UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________________________________
FORM 8-K
______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23. 2012

Shiloh Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683

(State of Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

880 Steel Drive, Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(330) 558-2600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

SHILOH INDUSTRIES REPORTS SECOND QUARTER 2012 RESULTS

Item 9.01. Financial Statements and Exhibits

SHILOH INDUSTRIES REPORTS SECOND QUARTER 2012 RESULTS

(a) Financial Statements:
None
(b) Pro forma financial information:
None
(c) Shell company transactions:
None
(d) Exhibits
99.1    Press Release of Shiloh Industries, Inc. dated May 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2012	SHILOH INDUSTRIES, INC. By: /s/ Thomas M. Dugan Name:Thomas M. Dugan Title:Vice President of Finance and Treasurer

For Immediate Release                        CONTACT:
Thomas M. Dugan
Vice President of Finance and Treasurer
Shiloh Industries, Inc.
(330) 558-2600

SHILOH INDUSTRIES REPORTS SECOND QUARTER 2012 RESULTS

Valley City, OH, May 23, 2012 - Shiloh Industries, Inc. (Nasdaq: SHLO) today reported financial results for the second quarter of its fiscal year ending October 31, 2012.

Second Quarter 2012 Highlights:

•	Sales revenue for the quarter increased by 18.8% to $162.8 million from last year's second quarter of $137.0 million.

•	Operating income for the quarter increased by 69.7% to $9.8 million from last year's second quarter of $5.8 million.

•	Net income of $0.35 per share diluted for the quarter compared to net income of $0.20 per share diluted in the prior year quarter.

•	Total debt at April 30, 2012 was $34.9 million resulting in a net debt to total capitalization ratio of 24.5%.

•	The Company declared and paid a special dividend of $0.50 per share during the quarter.

Sales for the second quarter ended April 30, 2012 were $162.8 million, an increase of 18.8% from $137.0 million in the second quarter of fiscal year 2011. The North American car and light truck industry production volumes increased by 20.3% compared to the second quarter of the prior year, while the production of the traditional domestic manufacturers' production volumes increased by 8.2%. The Company's sales revenue increased due to the improved vehicle production volumes, a favorable mix of vehicle platforms, the impact of new programs launched since the second quarter of the prior year and improvement in the heavy truck market compared to the prior year.
The Company reported operating income of $9.8 million or 6.0% of sales in the second quarter of fiscal year 2012 compared to $5.8 million or 4.2% of sales in the second quarter of fiscal year 2011. The improved sales volume, driven by increased production in the automotive and heavy truck industry, improved our operating leverage and our continued focus on improvements in our Manufacturing and Selling, General and Administrative costs helped the Company achieve these improved results.
Interest expense for the second quarter of the fiscal year was $0.5 million compared to $0.5 million in the prior year second quarter.
Net income for the second quarter of fiscal year 2012 was $5.9 million or $0.35 per share diluted compared to the second quarter of 2011 net income of $3.4 million or $0.20 per share diluted.

First Six Months 2012 Results:
Operating income for the first six months of fiscal year 2012 was $12.9 million compared to an operating income of $7.0 million in the first six months of fiscal year 2011. Net income for the first six months of fiscal year 2012 was $7.5 million or $0.44 per share diluted as compared to $4.0 million or $0.23 per share diluted in the prior year. The improvement reflects the increase in sales volume of $49.4 million, or 20.1%, to sales for the first six months of fiscal year 2012 of $295.2 million from $245.8 million in the prior year.

In commenting on the results of the second quarter of fiscal 2012, Theodore K. Zampetis, President and CEO, said “The production level of cars and light trucks in North America continues to improve at an encouraging pace from estimates late last year and along with new program launches are resulting in strong sales growth. As a result of the Company's continued focus on improving our operating leverage through effective cost management and Six Sigma driven productivity and quality improvements, gross profit margin for the second quarter of fiscal 2012 improved to 10.1% compared to 8.5% in the second quarter of fiscal year 2011 from this increased production. During the quarter, the Board of Directors declared a special dividend of $0.50 per share and as a result of continued strong cash generation, we were able to maintain a net debt to total capitalization of 24.5% for the quarter.”
Mr. Zampetis concluded, “Moving forward for the remainder of fiscal 2012 and beyond, we are optimistic about the prospects of North American vehicle production levels eventually reaching and exceeding pre-crisis levels. We remain focused on improving our top and bottom lines through continued emphasis of our Innovative Product and Process Leadership, Operational Excellence and Customer Loyalty.”

Headquartered in Valley City, Ohio, Shiloh Industries is a leading manufacturer of first operation blanks, engineered welded blanks, complex stampings and modular assemblies for the automotive and heavy truck industries. The Company has 14 wholly owned subsidiaries at locations in Ohio, Georgia, Michigan, Tennessee, Kentucky, and Mexico, and employs approximately 1,400.

A conference call to discuss second quarter of fiscal year 2012 results will be held on Wednesday, May 23, 2012, at 11:00 a.m. (ET). To listen to the conference call, dial (888) 811-5436 approximately five minutes prior to the start time and request the Shiloh Industries second quarter conference call.

Certain statements made by Shiloh Industries, Inc. in this release and other periodic oral and written statements, including filings with the Securities and Exchange Commission, regarding the Company's operating performance, events or developments that the Company believes or expects to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales, earnings expectations, cost savings, awarded sales, volume growth, earnings or general belief in the Company's expectations of future operating results are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are made on the basis of management's assumptions and expectations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include the ability of the Company to accomplish its strategic objectives with respect to implementing its sustainable business model; the ability to obtain future sales; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities; costs related to legal and administrative matters; the Company's ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel and utility costs; work stoppages and strikes at the Company's facilities and that of the Company's customers or suppliers; the Company's dependence on the automotive and heavy truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending, which is subject to the impact of domestic and international economic conditions, including increased energy costs affecting car and light truck production, and regulations and policies regarding international trade; financial and business downturns of the Company's customers or vendors, including any production cutbacks or bankruptcies; increases in the price of, or limitations on the availability of, steel, the Company's primary raw material, or decreases in the price of scrap steel; the successful launch and consumer acceptance of new vehicles for which the Company supplies parts; the occurrence of any event or condition that may be deemed a material adverse effect under the Credit Agreement or a decrease in customer demand which could cause a covenant default under the Credit Agreement; pension plan funding requirements; and other factors, uncertainties, challenges and risks detailed in the Company's other public filings with the Securities and Exchange Commission. Any or all of these risks and uncertainties could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements reflect management's analysis only as of the date of this release.
The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. In addition to the disclosures contained herein, readers should carefully review risks and uncertainties contained in other documents the Company files from time to time with the Securities and Exchange Commission.

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)

	April 30, 2012	October 31, 2011
	(Unaudited)
ASSETS
Cash and cash equivalents	$70	$20
Accounts receivable, net of allowance for doubtful accounts of $611 and $568 at April 30, 2012 and October 31, 2011, respectively	92,743	76,632
Related-party accounts receivable	2,734	434
Income tax receivable	—	1,688
Inventories, net	41,945	33,976
Deferred income taxes	2,228	2,228
Prepaid expenses	1,204	1,725
Total current assets	140,924	116,703
Property, plant and equipment, net	117,579	121,467
Deferred income taxes	929	918
Other assets	1,335	1,586
Total assets	$260,767	$240,674
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$—	$428
Accounts payable	67,585	57,214
Other accrued expenses	26,755	23,733
Total current liabilities	94,340	81,375
Long-term debt	34,900	25,700
Long-term benefit liabilities	22,111	24,019
Other liabilities	2,022	1,928
Total liabilities	153,373	133,022
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 per share; 5,000,000 shares authorized; no shares issued and outstanding at April 30, 2012 and October 31, 2011, respectively	—	—
Common stock, par value $.01 per share; 25,000,000 shares authorized; 16,850,832 and 16,762,428 shares issued and outstanding at April 30, 2012 and October 31, 2011, respectively	169	168
Paid-in capital	64,630	63,950
Retained earnings	67,382	68,321
Accumulated other comprehensive loss: Pension related liability, net	(24,787)	(24,787)
Total stockholders’ equity	107,394	107,652
Total liabilities and stockholders’ equity	$260,767	$240,674

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,		Six months Ended April 30,
	2012	2011	2012	2011
Revenues	$162,831	$137,046	$295,202	$245,836
Cost of sales	146,374	125,450	269,083	227,895
Gross profit	16,457	11,596	26,119	17,941
Selling, general and administrative expenses	7,209	5,953	13,857	11,039
Asset recovery	(558)	(134)	(623)	(142)
Operating income	9,806	5,777	12,885	7,044
Interest expense	525	456	811	963
Other income (expense), net	(25)	112	22	111
Income before income taxes	9,256	5,433	12,096	6,192
Provision for income taxes	3,351	1,984	4,612	2,237
Net income	$5,905	$3,449	$7,484	$3,955
Earnings per share:
Basic earnings per share	$0.35	$0.21	$0.45	$0.24
Basic weighted average number of common shares	16,844	16,729	16,804	16,678
Diluted earnings per share	$0.35	$0.20	$0.44	$0.23
Diluted weighted average number of common shares	16,903	16,868	16,883	16,849

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)
(Unaudited)

	Six months ended April 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,484	$3,955
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,802	11,690
Recovery of impairment	(623)	(142)
Amortization of deferred financing costs	163	353
Deferred income taxes	(11)	(3)
Stock-based compensation expense	413	373
Gain on sale of assets	(98)	(17)
Changes in operating assets and liabilities:
Accounts receivable	(18,412)	(6,615)
Inventories	(7,969)	(13,099)
Prepaids and other assets	648	641
Payables and other liabilities	11,531	11,111
Accrued income taxes	2,907	973
Net cash provided by operating activities	5,835	9,220
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(5,749)	(10,571)
Proceeds from sale of assets	847	149
Net cash used in investing activities	(4,902)	(10,422)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of short-term borrowings	—	(179)
Payment of dividends	(8,422)	(2,004)
Increase in overdraft balances	(1,889)	(1,661)
Proceeds from long-term borrowings	17,900	9,100
Repayments of long-term borrowings	(8,700)	(3,700)
Payment of deferred financing costs	(40)	(775)
Proceeds from exercise of stock options	268	509
Net cash provided by (used) in financing activities	(883)	1,290
Net increase in cash and cash equivalents	50	88
Cash and cash equivalents at beginning of period	20	34
Cash and cash equivalents at end of period	$70	$122
Supplemental Cash Flow Information:
Cash paid for interest	$605	$665
Cash paid for income taxes	$1,616	$1,088